UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2026

Industrial Logistics Properties Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-38342	82-2809631
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts   02458-1634

(Address of Principal Executive Offices)	(Zip Code)

617-219-1460

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Shares of Beneficial Interest	ILPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” and “the Company” refer to Industrial Logistics Properties Trust.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2026, pursuant to the recommendation of the Nominating and Governance Committee, the Company’s Board of Trustees (the “Board”) increased its size from seven to eight members and elected Elena B. Poptodorova as an Independent Trustee with a term to expire at the Company’s 2027 annual meeting of shareholders to fill the vacancy created thereby. The Board appointed Ms. Poptodorova to serve on the Audit, Compensation and Nominating and Governance Committees.

Ms. Poptodorova, age 74, has served as vice president and director for Euro-Atlantic affairs of the Atlantic Club of Bulgaria since 2017 and served as vice president of the Atlantic Treaty Association from 2017 to 2020 and is currently a member of its Governing Board. Ms. Poptodorova has also served as a trustee of Office Properties Income Trust since 2017, and she previously served as a director of TravelCenters of America Inc. from 2020 until its acquisition by BP Products North America Inc. in May 2023. Ms. Poptodorova served as director of the Shapiro-Silverberg AJC Central Europe Office from October 2016 to February 2017. Ms. Poptodorova was the ambassador extraordinary and plenipotentiary of the Republic of Bulgaria to the United States from 2010 to 2016 and from 2002 to 2008. During this time, she facilitated foreign investments in Bulgaria’s information technology sector and assisted the development of transatlantic business association to support investment ventures. From 2009 to 2010, Ms. Poptodorova was the director of the Security Policy Directorate at the Ministry of Foreign Affairs, and from 2008 to 2009, she served as the ambassador-at-large for the Black Sea Region. From 2001 to 2002, Ms. Poptodorova served as a spokesperson of the Ministry of Foreign Affairs and director of the Human Rights and International Humanitarian Organizations Directorate. Ms. Poptodorova was a national legislator and Member of Parliament in the Bulgarian Parliament from 1990 to 2001, where she served on a variety of committees, including the national security, human rights, media and agriculture committees. During her service as a Member of Parliament, Ms. Poptodorova also served as a member of the Parliamentary Assembly of the Council of Europe in Strasbourg from 1997 to 2001. Ms. Poptodorova worked extensively on communal property and industrial property matters with the local government of her electoral district. In addition to her extensive government service, Ms. Poptodorova has served as a board member of the European Institute, the Executive Council on Diplomacy, the Women’s Foreign Policy Group and American University in Bulgaria, and is a current board member of the U.S.-Bulgarian Chamber in America, the American Foundation for Bulgaria and the Institute for Cultural Diplomacy in Germany.

The Board concluded that Ms. Poptodorova is qualified to serve as an Independent Trustee in accordance with the requirements of The Nasdaq Stock Market LLC, the Securities and Exchange Commission and our governing documents. For her service as an Independent Trustee, Ms. Poptodorova will be entitled to the compensation we generally provide to Independent Trustees. There is no arrangement or understanding between Ms. Poptodorova and any other person pursuant to which Ms. Poptodorova was selected as a Trustee. There are no transactions, relationships or agreements between Ms. Poptodorova and us that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Ms. Poptodorova does not have a family relationship with any member of the Board or any of our executive officers.

In connection with her election as an Independent Trustee, we entered into an indemnification agreement with Ms. Poptodorova, which agreement is on substantially the same terms as the indemnification agreements we have entered with our other Trustees and executive officers. We have previously filed a form of indemnification agreement as Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which form is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of shareholders held on June 9, 2026 (the “Annual Meeting”), the Company’s shareholders voted on the election of seven Trustees to the Board each for a one year term of office continuing until the Company’s 2027 annual meeting of shareholders and until her or his respective successor is duly elected and qualifies. The following persons were elected as Trustees and received the following votes:

Nominee	Votes For	Withhold	Broker Non-Votes
Yael Duffy	28,139,897	564,168	21,001,576
Bruce M. Gans, M.D.	28,001,382	702,683	21,001,576
Lisa Harris Jones	20,340,412	8,363,653	21,001,576
Joseph L. Morea	28,008,221	695,844	21,001,576
Kevin C. Phelan	22,825,939	5,878,126	21,001,576
Adam Portnoy	20,062,742	8,641,323	21,001,576
June S. Youngs	27,989,472	714,593	21,001,576

The Company’s shareholders also voted on a non-binding advisory resolution on the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement relating to the Annual Meeting. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
27,102,794	1,201,163	400,108	21,001,576

The Company’s shareholders also voted on a non-binding advisory vote on the frequency of future shareholder advisory votes to approve executive compensation. This proposal received the following votes:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
26,959,145	364,772	1,081,625	298,523	21,001,576

Consistent with the shareholder vote, the Board has determined that it will hold a non-binding, advisory vote on the compensation paid to the Company’s named executive officers every year. The Board may, in its discretion, determine to change the frequency with which the Company holds this vote.

The Company’s shareholders also ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors to serve for the 2026 fiscal year. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
49,402,172	255,510	47,959	N/A

The results reported above are final voting results.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL LOGISTICS PROPERTIES TRUST

By:	/s/ Tiffany R. Sy
Name:	Tiffany R. Sy
Title:	Chief Financial Officer and Treasurer

Date: June 10, 2026